UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2018
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2018, the Board of Directors (the “Board”) of T-Mobile US, Inc. (the “Company”) ratified the appointment of G. Michael Sievert as the Company’s President. Effective immediately, Mr. Sievert has assumed the office of President from John J. Legere, who continues to serve as the Company’s Chief Executive Officer.
Mr. Sievert has served as a member of the Board since February 2018 and the Company’s Chief Operating Officer since February 2015, where he is responsible for guiding all customer-facing operations across the business, including marketing, product development, retail management, sales and customer care for all of the Company’s direct and indirect channels and each of the Company’s brands. From April 2013 to February 2015, Mr. Sievert served as the Company’s Executive Vice President and Chief Marketing Officer. Mr. Sievert also serves on the Board of Directors at Shaw Communications in Canada. In the past, he has served on the boards of Rogers Wireless in Canada, Switch & Data Corporation, and a number of technology start-ups. Mr. Sievert received a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.
There are no family relationships between Mr. Sievert and any of the Company’s directors or executive officers and there are no arrangements or understandings between him and any other persons pursuant to which he was selected as an officer.  There are no related party transactions between Mr. Sievert and the Company.
As previously disclosed, on April 27, 2018, the Company adopted an amendment to the compensation term sheet, dated April 1, 2017, with Mr. Sievert (the “Sievert Amendment”). The Sievert Amendment, among other things, amends Mr. Sievert’s compensation term sheet to reflect his new position as President and Chief Operating Officer of T-Mobile, effective as of April 29, 2018. Mr. Sievert will not receive any additional compensation in connection with the Board’s ratification of his appointment as the Company’s President.
Item 5.07 — Submission of Matters to a Vote of Security Holders.
On June 13, 2018, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following five proposals were presented, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 26, 2018 (the “Proxy Statement”):

(1)	Elect twelve director nominees named in the Proxy Statement to the Company's Board of Directors;
(2)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018;
(3)	Approve an amendment to the Company’s 2013 Omnibus Incentive Plan;
(4)	Vote on a stockholder proposal regarding implementation of proxy access; and
(5)	Vote on a stockholder proposal regarding limitations on accelerated vesting of equity awards in the event of a change of control.
Proposal 1 - Election of Directors

The following twelve director nominees were elected at the Annual Meeting to serve terms ending at the Company’s 2019 Annual Meeting of Stockholders, or until their successors are elected and qualified:

Director Nominee	For	Withhold	Broker Non-Votes
Thomas Dannenfeldt	660,660,888	110,716,015	23,791,199
Srikant M. Datar	760,340,304	11,036,599	23,791,199
Lawrence H. Guffey	759,049,329	12,327,574	23,791,199
Timotheus Höttges	669,912,439	101,464,464	23,791,199
Bruno Jacobfeuerborn	697,310,602	74,066,301	23,791,199
Raphael Kübler	660,276,380	111,100,523	23,791,199
Thorsten Langheim	661,831,788	109,545,115	23,791,199
John J. Legere	710,960,211	60,416,692	23,791,199
G. Michael Sievert	696,954,883	74,422,020	23,791,199
Olaf Swantee	762,252,903	9,124,000	23,791,199
Teresa A. Taylor	758,312,244	13,064,659	23,791,199
Kelvin R. Westbrook	750,140,388	21,236,515	23,791,199

Proposal 2 - Ratification of the Appointment of PricewaterhouseCoopers LLP

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018 was approved as follows:

For	Against	Abstain	Broker Non-Votes
786,544,134	2,806,362	5,817,606	0

Proposal 3 - Approval of an Amendment to the Company’s 2013 Omnibus Incentive Plan

The stockholders of the Company approved an amendment to the Company’s 2013 Omnibus Incentive Plan as follows:

For	Against	Abstain	Broker Non-Votes
750,787,797	15,147,741	5,441,365	23,791,199

Proposal 4 - Stockholder Proposal regarding Implementation of Proxy Access

The stockholder proposal regarding implementation of proxy access was not approved as follows:

For	Against	Abstain	Broker Non-Votes
174,460,004	590,020,710	6,896,189	23,791,199

Proposal 5- Stockholder Proposal regarding Limitations on Accelerated Vesting of Equity Awards in the Event of a Change of Control

The stockholder proposal regarding limitations on accelerated vesting of equity awards in the event of a change of control was not approved as follows:

For	Against	Abstain	Broker Non-Votes
96,790,467	668,301,418	6,285,018	23,791,199

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

June 14, 2018	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer